Exhibit 10.1

Analogic Corporation

Annual Incentive Plan for Fiscal Year 2014

Employee:	Supervisor:

Title:	Target Level (% of salary):

Plan Year:

Congratulations! Analogic Corporation (the “Company”) has selected you to participate in its Annual Incentive Plan (the “Plan”) for Fiscal Year 2014. A summary of the terms of the Plan, as it applies to you, is shown below*:

1.	Eligibility to Earn an Award

You will be eligible to earn an award under the Plan if all of the following conditions apply:

a)	Analogic achieves at least 87.6% of its Non-GAAP Earnings per Share (EPS) budget for fiscal year 2014;

b)	you are an employee of the Company on July 31, 2014,** or your employment is terminated involuntarily on or after February 1, 2014 and you are eligible for Severance Benefits.

2.	Performance Factors (see attachment)

The Target Level for your award is listed above. Your actual award may be greater or less than the Target Level, depending on the Company’s performance for the Plan year. If you are eligible to receive an award, your final award amount will be determined based upon the following performance factors:

a)	Analogic Non-GAAP EPS—60% of your award shall be determined by Analogic’s year-end results for Non-GAAP EPS relative to budget for fiscal year 2014.

b)	Analogic Revenue—30% of your award shall be determined by Analogic’s year-end results for Revenue relative to budget for fiscal year 2014.

c)	Analogic Non-GAAP Return on Invested Capital (ROIC)—10% of your award shall be determined by Analogic’s year-end results for Non-GAAP ROIC relative to budget for fiscal year 2014.

3.	Determining Your Award

a)	Your award will be equal to your Target Level multiplied by your Eligible Base Earnings, adjusted for the actual performance measures relative to budget attained for 2014. “Eligible Base Earnings” means total base salary payments (including vacation, sick, and holiday pay) made through Company payroll for the Plan year. Payments made to employees during approved medical leaves of absence are excluded.

b)	Actual awards will range from 0 to two (2) times the Target Level for the performance factors.

c)	If you are not eligible for an award for the entire 2014 fiscal year or if your Target Level changes during the Plan year, your award will be prorated based on the number of months that you were eligible to receive the award.

This document is not an employment agreement, and terms of employment are unaffected because of this document. The Company reserves the right to adjust awards up or down in its discretion based on exceptional circumstances. If Analogic Non-GAAP EPS is less than 87.6% of budget, no awards will be earned under this Plan.

*	For more information concerning the Plan, please contact the Human Resources Department.
**	Because payment of an award under the Plan is determined in part upon the Company’s performance during the 2014 Fiscal Year, the payment date of any award will be after the completion of fiscal year 2014, as determined in the sole discretion of the Company’s Compensation Committee.

Analogic Corporation

Annual Incentive Plan for Fiscal Year 2014

Target Level (% of Salary):		Annual Salary as of x/x/2013:

Target Bonus as of x/x/2013:

Performance Factors

Analogic Non-GAAP EPS:	60% of award	Target Amount as of x/x/2013:

Analogic Revenue:	30% of award	Target Amount as of x/x/2013:

Analogic Non-GAAP ROIC:	10% of award	Target Amount as of x/x/2013:

If you are eligible to receive an award under the Plan, the following charts describe how the amount of your award will be determined based upon the Company’s financial performance.

a.	Analogic Non-GAAP Earnings per Share vs. Fiscal Year 2014 Budget

% of Budget	< 87.6% of Budget	87.6% of Budget	100% of Budget	> 118.7% of Budget
% of Target	0%	25%	100%	200%
Award Amount	$0

b.	Analogic Revenue vs. Fiscal Year 2014 Budget

% of Budget	< 91.8% of Budget	91.8% of Budget	100% of Budget	> 105.0% of Budget
% of Target	0%	25%	100%	200%
Award Amount	$0

c.	Analogic Non-GAAP ROIC vs. Fiscal Year 2014 Budget

% of Budget	< 97.3% of Budget	97.3% of Budget	100% of Budget	> 110.3% of Budget
% of Target	0%	25%	100%	200%
Award Amount	$0

•	Intermediate results on above financial measures will be interpolated.

•	Your target bonus, and all variations thereof, are based on a full fiscal year in your current position and will be prorated to reflect the actual amount of time you are in your current role during fiscal 2014. See Section 3(c) of this document.

•	If Analogic Non-GAAP EPS is <87.6% of budget, no awards will be earned under the plan